UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 28, 2006

America First Apartment Investors, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-49986	470858301
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Suite 100, 1004 Farnam Street, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(402) 557-6360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information provided in item 2.03 is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 28, 2006, America First Apartment Investors, Inc. (the "Registrant"), through its wholly-owned subsidiaries, closed on the purchase of Cumberland Trace, a 248-unit Apartment complex, Morganton Place, a 280-unit Apartment complex, and Village at Cliffdale, a 356-unit Apartment complex, all located in Fayetteville, North Carolina and Woodberry, a 168-unit Apartment complex located in Asheville, North Carolina (collectively, the "Properties") pursuant to a purchase and sale agreement with UDR of NC, Limited Partnership, a North Carolina limited partnership, dated September 12, 2006.

The purchase price of the Properties was $62.6 million was funded with approximately $16 million of cash, $37.6 million in the form of a mortgage loan drawn upon the credit facility described in item 2.03 of this report, and a short term loan of $8.9 million. The cash portion of the purchase price for Morganton Place and Village at Cliffdale was partially funded by the Registrant's qualified intermediary from a 1031 exchange account which was established with a portion of the proceeds from the sale of the Belvedere Apartments.

The short term loan, undertaken to finance the acquisition of Cumberland Trace, bears interest at a variable rate and matures on March 28, 2007. The Registrant opted to finance the acquisition of Cumberland Trace in this manner as it intends to sell the property as soon as practicable. Cumberland Trace did not meet the Registrant's acquisition criteria, but was acquired because the Properties were sold as a single portfolio.

There are no material relationships between the Registrant and its subsidiaries, on one hand, and UDR of NC, Limited Partnership and its affiliates on the other hand.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 28, 2006, the Registrant entered into a Master Credit Facility and Reimbursement Agreement (the "Facility") with Wells Fargo Bank, N.A. and Fannie Mae. The Facility was initially established for $70.5 million and may be expanded, with the consent of the lenders, by an additional $49.5 million (for a total of $120 million). The Facility provides the Registrant the ability to borrow to fund conventional mortgage loans at either fixed or variable interest rates. In addition, the Registrant can use the Facility to provide Fannie Mae credit enhancement for tax-exempt bond financings.

In connection with the acquisition of the Properties described in item 2.01 of this report, the Registrant immediately drew down $37.6 million as conventional financing on the Facility. These borrowings mature on October 1, 2016, bear interest at a fixed rate of 5.56% and are secured by mortgages on six properties owned by subsidiaries of the Registrant, including three of the Properties.

The Facility also provides the Registrant the ability, until September 28, 2007, to borrow an additional $21.6 million at a fixed interest rate of 5.68%. Any borrowings would have a term of 10 years from the date of the transaction. The Registrant’s subsidiary borrowers under the Facility are jointly and severally liable for the Obligations (as defined in the Facility) under the Facility, and each borrower’s loan documents are cross-defaulted and cross-collateralized.

The Facility contains representations, warranties, terms and conditions customary for transactions of this type with Fannie Mae. These include covenants limiting the Registrant’s subsidiary borrowers’ ability to (1) transfer ownership interests in the subsidiary borrowers or in the real estate mortgaged as collateral for the Facility, (2) enter into certain transactions with affiliates, (3) make distributions to Registrant during the continuation of a Potential Event of Default or an Event of Default (as those terms are defined in the Facility), and (4) initiate any public process or make public application to convert any of the mortgaged properties to a condominium or cooperative regime. The Facility also contains financial covenants that require the Registrant to maintain at all times (a) a Net Worth (as defined in the Facility) of not less than $100 million, (b) cash and Cash Equivalents (as defined in the Facility) of not less than $3 million, and (c) a total balance of cash, Cash Equivalents and investments in publicly-traded common or preferred stock of not less than $4 million.

The Facility contains certain events of default, including (1) failure to pay principal, interest or any other amount owing on any other obligation under the Facility when due, (2) material incorrectness of representations and warranties when made, (3) breach of covenants, (4) failure to comply with requirements of any Governmental Authority (as defined in the Facility) beyond specified cure periods, (5) bankruptcy and insolvency and (6) entry by a court of one or more judgments against the borrowers or the Registrant in the aggregate amount in excess of $250,000 that remain unbonded, undischarged or unstayed for a certain number of days after the entry thereof. If any event of default occurs and is not cured within applicable grace periods set forth in the Facility or waived, all loans and other obligations could become due and immediately payable and the Facility could be terminated.

This description of the Facility is not complete and is qualified in its entirety by reference to the entire Facility, a copy of which is attached hereto as Exhibit 10 and incorporated herein by reference. You are encouraged to read the entire Facility.

Item 8.01 Other Events.

On October 3, 2006, the Registrant issued a press release announcing the completed acquisition of the Properties. A copy of the press release is being furnished herewith as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) The financial statements required by this item will be filed by amendment to this current report no later than 71 calendar days after October 4, 2006.

(b) The pro forma financial information required by this item will be filed by amendment to this current report no later than 71 calendar days after October 4, 2006.

(d) Exhibits

(10) Master Credit Facility and Reimbursement Agreement.

(99) Press release dated October 3, 2006, announcing America First Apartment Investors, Inc.'s completed acquisition of the Properties.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America First Apartment Investors, Inc.

October 4, 2006	By:	/s/ John H. Cassidy

Name: John H. Cassidy
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10	Master Credit Facility and Reimbursement Agreement.
99	Press release dated October 3, 2006, announcing America First Apartment Investors, Inc.'s completed acquisition of a North Carolina Portfolio for $62 million.